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                                                Exhibit 10.10

               SUPPLEMENTAL MANAGEMENT EMPLOYEES' RETIREMENT PLAN

                                       OF

                          PHILIP MORRIS COMPANIES INC.




                            Effective October 1, 1987

                (As amended and in effect as of January 1, 1994)
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               SUPPLEMENTAL MANAGEMENT EMPLOYEES' RETIREMENT PLAN
                                       OF
                          PHILIP MORRIS COMPANIES INC.


            The Supplemental Management Employees' Retirement Plan of Philip Morris Companies Inc., as hereinafter set forth shall be effective with respect to an Employee designated as a Participant (as defined herein) whose date of retirement (as specified in an application for retirement in Article II, B of the PM Retirement Plan) is on or after April 1, 1993, or who has filed an application for an Optional Payment pursuant to Article II D(3) of the Plan after March 1, 1992 and with respect to former Employees designated as Participants on or after April 1, 1993. The rights of an Employee or former Employee designated as a Participant who retired before such dates shall be governed by the provisions of the Plan as in effect on the date of retirement or, if later, the date of designation as a Participant, unless an application for an Optional Payment was filed after March 1, 1992.


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                                   ARTICLE I

                                  DEFINITIONS

            The following terms as used herein shall have the meanings set forth below. Capitalized terms used herein and not defined below shall have the meanings set forth in the PM Retirement Plan or the Profit-Sharing Plan, as the context may require.

            (a) "Accredited Service" shall have the same meaning as in the PM Retirement Plan, provided, however, that Accredited Service shall also include the additional periods of Accredited Service which may be credited to a Participant under the provisions of Article II, A(1)(a) of the Plan.

            (b) "Actuarial Equivalent" shall mean a benefit which is equivalent in value to the benefit otherwise payable pursuant to the terms of the Plan, based on the actuarial principles and assumptions set forth in Exhibit "I" to the PM Retirement Plan; provided, however, that a Single Sum Payment shall be the Actuarial Equivalent of the Supplemental Retirement Allowance payable in equal monthly payments during a twelve
      (12) month period for the life of the Retired Participant, using the actuarial principles and assumptions set forth in Exhibit "A" to the Plan.

            (c) "Administrator" shall mean the Senior Vice President, Human Resources and Administration of Philip Morris Companies Inc. (or his delegatee) designated by the Committee to carry out certain responsibilities in connection with the administration of the Plan.

            (d) "Allowances" shall mean a Supplemental Retirement Allowance and a Supplemental Profit-Sharing Allowance.

            (e) "Appointee" shall mean the person or entity who, pursuant to the provisions of the Plan, is empowered, in his, her or its sole discretion, to designate an Employee as a Participant and grant one or more Allowances under the Plan. The Appointee for an Employee who is not a chief executive officer of a Participating Company shall be the chief executive officer of his Participating Company. The Appointee for a Retired Employee and an Employee who is a chief executive officer of a Participating Company other than the Company shall be the Chief Executive Officer. The Appointee of the Chief Executive Officer shall be the Committee.

            (f) "Benefit Equalization Plan" shall mean the Philip Morris Benefit Equalization Plan, effective as of September 2, 1974 and as amended from time to time, but only to the extent that benefits are payable pursuant to
      Article II, A thereof.

            (g) "Change in Circumstance" shall mean (1) the marriage of the Participant or Retired Participant, (2) the divorce of the Participant or Retired Participant from his Spouse, provided such Spouse was designated as the beneficiary in the currently effective application to receive an Optional Payment, or the


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      Participant or Retired Participant elected to receive an Optional Payment pursuant to clause (1) of Paragraph (u) hereof, (3) the death of the beneficiary designated in the application to receive an Optional Payment, or (4) a medical condition, based on medical evidence satisfactory to the Administrator, which is expected to result in the death of the beneficiary (including the Spouse) who is designated to receive a benefit after the death of the Retired Employee in accordance with the application to receive an Optional Payment originally filed with the Administrator, within five (5) years of the filing of an application for change in Optional Payment method pursuant to Article II, D(3) hereof.

            (h) "Change of Control" shall mean the happening of any of the following events:

                  (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control:
            (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction described in clauses (i), (ii) and (iii) of paragraph 3 of this subsection (h); or

                  (2) Individuals who, as of the date hereof, constitute the
            Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (3) Approval by the shareholders of the Company of a
            reorganization, merger, share exchange or consolidation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial


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            owners, respectively, of the Outstanding Company Common Stock and
            Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (4) Approval by the shareholders of the Company of (i) a
            complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 80% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting


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            Securities prior to the sale or disposition and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

            (i) "Chief Executive Officer" shall mean the chief executive officer of the Company.

            (j) "Committee" shall mean the Corporate Employee Benefit Committee of the Company charged with the administration of the Plan as from time to time constituted.

            (k) "Company" shall mean Philip Morris Companies Inc.

            (l) "Deceased Participant" shall mean any former Participant who died while he was a Participant, provided that no Optional Payment pursuant to clause (3) of Paragraph (u) hereof will be made under the Plan after the death of the Deceased Participant.

            (m) "Deceased Retired Participant" shall mean a Retired Participant who has elected to receive an Optional Payment but who has died prior to the date his Optional Payment commences to be paid.

            (n) "Deferred Retirement Allowance" shall mean the Retirement Allowance payable pursuant to Article II, A(2) of the PM Retirement Plan.

            (o) "Early Retirement Allowance" shall mean the Retirement Allowances payable pursuant to Article II, A(3) of the PM Retirement Plan.

            (p) "Employee" shall mean any person who (1) is employed on a salaried basis by a Participating Company, (2) is a member of a select group of management or a highly compensated employee of his Participating Company and (3) is eligible to receive a Retirement Allowance under the PM Retirement Plan. An Employee shall cease to be such under the Plan upon termination of his service for any cause whatsoever; provided, however, that he shall be deemed to be an Employee during the periods of service accredited to him pursuant to Article III of the PM Retirement Plan.

            (q) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

            (r) "Fiduciary" shall mean the Committee, the Management Committee and the Administrator to the extent that such person or body (1) exercises any


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      discretionary authority or control respecting management of the Plan, or
      (2) has discretionary authority or responsibility in the administration of the Plan.

            (s) "Full Retirement Allowance" shall mean the Retirement Allowance payable pursuant to Article II, A(1) of the PM Retirement Plan.

            (t) "Management Committee" shall mean the Philip Morris Management Committee for Employee Benefits designated by the Committee to carry out certain responsibilities in connection with the administration of the Plan.

            (u) "Optional Payment" shall mean the following forms in which a Supplemental Retirement Allowance of a Participant who has made an election pursuant to Article II, D(3) hereof may be paid: (1) in equal monthly payments for the life of the Retired Participant, (2) as a Supplemental Joint and Survivor Allowance, or (3) as a Supplemental Optional Payment Allowance. Any election to receive an Optional Payment with respect to a Retired Participant's Supplemental Retirement Allowance under the Plan shall be independent of any election with respect to his benefits under any Other Plan.

            (v) "Other Plan" shall mean (1) the Retirement Plan, (2) the Benefit Equalization Plan, (3) any other plan, except a defined contribution or similar plan, maintained by the Company, or any domestic or foreign subsidiary of the Company, which provides retirement income to one or more employees on or after termination of employment and (4) any employment contract or other agreement between an Employee and the Company or any other member of the Controlled Group providing for retirement benefits or benefits in the event of a termination of employment or a Change in Control of the Company or of any other member of the Controlled Group.

            (w) "Participant" shall mean an Employee or Retired Employee who is designated as such by his Appointee pursuant to the terms of the Plan. The designation of an Employee or Retired Employee as a Participant by a chief executive officer of a Participating Company shall be communicated in writing to the Committee. An Employee or Retired Employee shall become a Participant as of the date designated in writing by his Appointee. Except as otherwise specifically provided for in the Plan, a Participant shall cease to be such whenever he ceases to be an Employee.

            (x) "Participating Company" shall mean the Company and any other corporation which is a member of the Controlled Group and which, with the approval of the Committee determines to participate in the Plan for the benefit of its Employees and executes such instruments of participation as the Committee deems necessary.

            (y) "Plan" shall mean this Supplemental Management Employees' Retirement Plan of Philip Morris Companies Inc., as amended from time to time.


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            (z) "PM Retirement Plan" shall mean the Philip Morris Salaried
      Employees' Retirement Plan, effective as of September 1, 1978 and as amended from time to time.

            (aa) "Profit-Sharing Plan" shall mean the Philip Morris Deferred Profit-Sharing Plan, effective as of January 1, 1956 and as amended from time to time.

            (bb) "Retired Participant" shall mean a Participant who ceases to be such but is eligible for, or who has retired and is receiving a Supplemental Retirement Allowance from the Plan. A former Employee shall cease to be a Retired Participant as of the date he receives a Single Sum Payment.

            (cc) "Retirement Plan" shall mean the PM Retirement Plan and each other defined benefit plan qualified under Section 401(a) of the Code maintained by a member of the Controlled Group in which a Participant has an accrued benefit.

            (dd) "Single Sum Payment" shall mean (1) in the case of a Supplemental Retirement Allowance, the normal form of distribution to a Retired Participant who is eligible for a Full, Deferred or Early Retirement Allowance, which distribution shall be made in one payment to the Retired Participant (or his designated beneficiary) at the time set forth in Article II, D(2)(a) hereof and which is the Actuarial Equivalent of the Supplemental Retirement Allowance payable in equal monthly payments during a twelve (12) month period for the life of the Retired Participant and (2) the sole form of distribution of the Retired Participant's Supplemental Profit-Sharing Allowance.

            (ee) "Supplemental Joint and Survivor Allowance" shall mean the total amount payable during a twelve (12) month period as a reduced Supplemental Retirement Allowance to a Retired Participant for life and after his death the amount payable to his Spouse for life equal to one-half of the reduced Supplemental Retirement Allowance payable to the Retired Participant, which together shall be the Actuarial Equivalent of the Supplemental Retirement Allowance of the Retired Participant.

            (ff) "Supplemental Optional Payment Allowance" shall mean (1) the total amount payable during a twelve (12) month period in accordance with one of the payment methods described in Article II, A(4)(d) of the PM Retirement Plan designated by the Participant in the application for an Optional Payment under Article II, D(3) hereof pursuant to which the Participant receives for life after his retirement a reduced Supplemental Retirement Allowance and after his death after retirement his beneficiary receives for life a benefit according to the option elected by the Employee, which together shall be the Actuarial Equivalent of the Supplemental Retirement Allowance payable in equal monthly payments for the life of the Participant after his retirement, or (2) the total amount payable during a twelve (12)


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      month period in accordance with one of the payment methods described in
      Article II, A(4)(d) of the PM Retirement Plan pursuant to an election described in Article II, A(4)(c) of the PM Retirement Plan and designated by the Participant in the application for an Optional Payment under
      Article II, D(3) hereof pursuant to which the Participant receives for life after his retirement a reduced Supplemental Retirement Allowance and after his death his beneficiary receives for life a benefit according to the option elected by the Participant, which together shall be the Actuarial Equivalent of the Supplemental Retirement Allowance accrued to the date of election.

            (gg) "Supplemental Profit-Sharing Allowance" shall mean the benefit determined and payable in a Single Sum Payment upon termination of a Participant's service with the Controlled Group pursuant to Article III hereof.

            (hh) "Supplemental Retirement Allowance" shall mean the benefit determined under Article II, A hereof and payable at the time and in the manner set forth in Article II, D, provided, however, that, except as otherwise required by Article II, A(1) or Article II, D(3) of the Plan, payment to a Retired Participant in any form shall be the Actuarial Equivalent of a Supplemental Retirement Allowance expressed as a benefit payable in equal monthly payments during a twelve (12) month period for the life of the Retired Participant commencing at the Retired Participant's Normal Retirement Age.

            (ii) "Supplemental Survivor Allowance" shall mean the total amount payable during a twelve (12) month period in equal monthly payments for the life of the Spouse of a Deceased Participant or Deceased Retired Participant who has died after the date of his retirement and prior to the date his Optional Payment under Paragraph (u)(1) or (2) hereof commences to be paid in an amount equal to one-half of the reduced Supplemental Retirement Allowance which would have been payable as a Supplemental Joint and Survivor Allowance to the Deceased Participant or Deceased Retired Participant. Payment of the Supplemental Survivor Allowance to the Spouse of a Deceased Participant or Deceased Retired Participant who is eligible for such benefit under Article II, B hereof shall be payable at the time set forth in Article II, D(4) hereof.

            (jj) "Supplemental Survivor Income Benefit Allowance" shall mean the total amount payable during a twelve (12) month period to the Spouse of a Deceased Participant or Deceased Retired Participant equal to one-half of the reduced Supplemental Retirement Allowance which would have been payable to the Deceased Participant or Deceased Retired Participant had he elected to receive a Supplemental Joint and Survivor Allowance. Payment of the Supplemental Survivor Income Benefit Allowance to the Spouse of a Deceased Participant or Deceased Retired Participant who is eligible for such benefit under Article II, B hereof shall be payable at the time set forth in Article II, D(4) hereof.


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            (kk) "Supplemental Survivor Income Benefit Plan" shall mean the
      Philip Morris Survivor Income Benefit Equalization Plan, effective as of January 1, 1985 and as amended from time to time.

            (ll) "Survivor Income Benefit Plan" shall mean the Philip Morris Survivor Income Benefit Plan, effective as of February 1, 1974 and as amended from time to time.

            (mm) "Vested Retirement Allowance" shall mean the Retirement Allowance payable pursuant to Article II, A(6) of the PM Retirement Plan, provided, however, that a Participant who is only eligible for a Vested Retirement Allowance may be deemed to be eligible for an Early Retirement Allowance for any and all purposes of this Plan if in accordance with his designation as a Participant in the Plan.

As used in this Plan, the masculine pronoun shall include the feminine and the feminine pronoun shall include the masculine unless otherwise specifically indicated.


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                                  ARTICLE II

                      SUPPLEMENTAL RETIREMENT ALLOWANCES


A. Supplemental Retirement Allowances payable under this Plan shall be as follows:

      (1) A Participant may be granted one or more of the following Supplemental Retirement Allowances under the Plan:

            (a) A Supplemental Retirement Allowance in an amount determined by using the formula for calculating the Participant's Retirement Allowance under the PM Retirement Plan, but, subject to the limitations of Subparagraph (2) hereof, crediting Accredited Service in addition to that credited to the Participant pursuant to the PM Retirement Plan in recognition of previous service by the Participant deemed to be of special value to the Company or his Participating Company;

            (b) A Supplemental Retirement Allowance in an amount equal to (i) a stated dollar amount per year, or (ii) a stated percentage of not more than sixty (60) percent of the Participant's Five-Year Average Compensation, or (iii) the Participant's Retirement Allowance under the PM Retirement Plan, which Supplemental Retirement Allowance accrues at a rate as a percentage of the Participant's Five-Year Average Compensation which is greater than the rate of accrual under the PM Retirement Plan, such Supplemental Retirement Allowances to be calculated in individual instances on the basis of specific instructions which may depart only for such purpose from the terms, conditions and requirements of the PM Retirement Plan; or

            (c) A Supplemental Retirement Allowance in an amount determined by using the formula for calculating the Participant's Retirement Allowance under the PM Retirement Plan, such Supplemental Retirement Allowance to be payable on and after the Participant's retirement in an amount which is greater than the Retirement Allowance otherwise payable to the Participant at such age.

      (2) If a Supplemental Retirement Allowance under Subparagraph (1) hereof is determined pursuant to a formula in the PM Retirement Plan using the Participant's Compensation (including awards under incentive compensation plans of the Company), the aggregate number of years of Accredited Service used in calculating the amount of the Participant's Supplemental Retirement Allowance under this Plan shall not exceed thirty-five (35) years.

      (3) The name of each Participant and the Supplemental Retirement Allowance awarded to him pursuant to Subparagraph (1) above shall be set forth in Appendix I to the Plan.


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B.    Supplemental Survivor Allowances, Supplemental Survivor Income Benefit
      Allowances and Supplemental Optional Payment Allowances payable to the Spouse or beneficiary of certain Deceased Participants and Deceased Retired Participants shall be as follows:

      (1) (a) If a Deceased Participant has died prior to date he would have attained the age of sixty-five (65) years, his Spouse shall be eligible to receive a Supplemental Survivor Allowance determined in accordance with the applicable provisions of Article II, A(1) of this Plan.

            (b) If a Deceased Participant who is eligible for a Supplemental Retirement Allowance under Subparagraphs (a), (b)(iii) or (c) of Article II, A(1) has died prior to date he would have attained the age of sixty-five (65) years and has (or is deemed to have) completed five (5) or more years of Accredited Service, his Spouse shall be eligible to receive a Supplemental Survivor Income Benefit Allowance determined in accordance with Subparagraphs
(a), (b)(iii) or (c) of Article II, A(1) as applicable to such Deceased Participant, assuming such Deceased Participant had continued in the employ of his Participating Company until the age of sixty-five (65) years, that his compensation (as defined in the Survivor Income Benefit Plan) for all periods of time subsequent to his death and until age sixty-five (65) had been his compensation as in effect immediately prior to his death and that the Deceased Participant died the day after attaining the age of sixty-five (65) years, reduced by the amount of any Supplemental Survivor Allowance payable pursuant to Subparagraph (a) hereof.

      (2) If a Deceased Participant has died after attaining the age of sixty-five (65) years his Spouse shall be eligible to receive a Supplemental Survivor Allowance determined in accordance with the applicable provisions of
Article II, A(1) hereof.

      (3) (a) The Spouse of a Deceased Retired Participant (other than a Deceased Retired Participant who is only eligible for a Vested Retirement Allowance) whose request for an Optional Payment pursuant to Article I(u)(1) hereof has been granted by the Management Committee, but who has died prior to the date his Optional Payment commences to be paid shall be eligible to receive a Supplemental Survivor Allowance determined in accordance with the applicable provisions of Article II, A(1) of this Plan.

            (b) The Spouse of a Deceased Retired Participant (other than a Deceased Retired Participant who is only eligible for a Vested Retirement Allowance) who prior to his death commenced to receive an Optional Payment pursuant to Article I(u)(1) hereof shall be eligible to receive a Supplemental Survivor Income Benefit Allowance.

      (4) The Spouse of a Deceased Retired Participant who is only eligible for a Vested Retirement Allowance under the PM Retirement Plan but who has died prior to his Benefit Commencement Date shall be eligible to receive a Supplemental Survivor Allowance determined in accordance with the applicable provisions of Article II, A(1) of this Plan.


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      (5) The beneficiary of a Retired Participant whose request for a
Supplemental Optional Payment Allowance in accordance with Article I(ff)(1) hereof has been granted by the Management Committee but who has died after the date of his retirement and prior to the date his Optional Payment commences to be paid shall be eligible to receive that portion of the Supplemental Optional Payment Allowance elected by the Retired Participant which is payable after the death of the Retired Participant.

      (6) The beneficiary of a Deceased Participant or Deceased Retired Participant whose request for a Supplemental Optional Payment Allowance described in Article I(ff)(2) hereof has been granted by the Management Committee shall be eligible to receive that portion of the Supplemental Optional Payment Allowance elected by the Deceased Participant or Deceased Retired Participant which is payable after the death of the Deceased Participant or Deceased Retired Participant.

C.    Reduction of benefits under the Plan

      (1) (a) The Supplemental Retirement Allowance payable to a Retired Participant pursuant to Article II, A hereof shall be reduced by the Actuarial Equivalent of the benefits payable pursuant to any Other Plan to the extent that service used to determine the amount of benefits payable from such Other Plan is also used to calculate the amount of a Retired Participant's Supplemental Retirement Allowance under this Plan and assuming that the Participant elected to receive such benefits in equal monthly payments for his life; provided, however, that (1) in the event the Supplemental Retirement Allowance is paid to the Retired Participant (or his beneficiary) in a Single Sum Payment prior to the Retired Participant's Benefit Commencement Date, such Supplemental Retirement Allowance shall be computed in accordance with the applicable provisions of Paragraph A(1) hereof, as reasonably estimated by the Administrator, reduced by the Actuarial Equivalent of the projected annual amount of benefits payable pursuant to any Other Plan assuming that such benefits are payable to the Retired Participant in equal monthly payments for life and (2) in the event the benefit equalization retirement allowance under the Benefit Equalization Plan is paid to the Retired Participant (or his Spouse or other beneficiary) in a single sum payment (as defined in the Benefit Equalization Plan) prior to the Retired Participant's Benefit Commencement Date, the amount of the reduction to the Participant's Supplemental Retirement Allowance shall be determined in good faith by the Administrator.

            (b) Any Supplemental Survivor Allowance or Supplemental Survivor Income Benefit Allowance payable to the Spouse of a Deceased Participant or Deceased Retired Participant pursuant to Article II, B hereof shall be reduced by the Actuarial Equivalent of the maximum benefits for which the Spouse was actually eligible under the Retirement Plan, the Benefit Equalization Plan, the Survivor Income Benefit Plan and the Supplemental Survivor Income Benefit Plan assuming that the Participant elected to receive a Retirement Allowance under the Retirement Plan and a benefit equalization retirement allowance under the Benefit Equalization Plan in equal monthly payments for the life of the Retired Participant.

            (c) Any Supplemental Optional Payment Allowance payable to the beneficiary of a Deceased Participant or Deceased Retired Participant pursuant to Article II, B hereof shall be reduced by the Actuarial Equivalent of the benefits payable pursuant to the Retirement Plan and the Benefit Equalization Plan assuming that the Participant had elected to receive such benefits in equal monthly payments for life.

      (2) No benefits shall be payable to the Spouse or other beneficiary of a Deceased Retired Participant pursuant to Article II, B hereof, if prior to his death the Deceased Retired Participant received a Single Sum Payment from this Plan or the Single Sum Payment is made after his death to his Spouse or a beneficiary.


D. Notification for Supplemental Retirement Allowances; Commencement and termination of Supplemental Retirement Allowances

      (1) An application for a Retirement Allowance, Survivor Allowance or optional form of benefit under the PM Retirement Plan shall be deemed notification to the Administrator that payment of a Supplemental Retirement Allowance or other benefit is to be made or commence to be made to the Retired Participant, Spouse or other beneficiary in accordance with the terms of the Plan. In the event the Participant shall not have elected an Optional Payment method with respect to his Supplemental Retirement Allowance, any such notification shall specify the beneficiary to whom payment of the Single Sum Payment shall be made in the event the Participant dies after the date of retirement and prior to the date the Single Sum Payment is made, provided, that if the Participant shall fail to designate a beneficiary or if the beneficiary shall predecease the Participant, the Administrator shall distribute the Single Sum Payment to the duly authorized representative of the former Participant's estate.

      (2) (a) A Retired Participant who is eligible for a Full, Deferred or Early Retirement Allowance shall receive his Supplemental Retirement Allowance in a Single Sum Payment no later than sixty (60) days following the Retired Participant's date of retirement (or, if the Retired Participant dies after the date of retirement and before distribution of his Single Sum Payment is made, to his beneficiary as determined pursuant to Subparagraph (1) hereof, in a Single Sum Payment within sixty (60) days following the date of the Retired Participant's death) unless the Participant has elected to have distribution of his Supplemental Retirement Allowance made in accordance with Subparagraph (3) hereof.

            (b) The Supplemental Retirement Allowance with respect to an Employee who is only eligible for a Vested Retirement Allowance shall be distributed as an Optional Payment under clauses (1) or (2) of Article I(u) hereof (which Optional Payment shall be in the same form which the Retired Participant's benefits are paid from the PM Retirement Plan) and shall commence on the Participant's Benefit Commencement Date.

      (3) A Participant who is eligible to retire on a Full, Deferred or Early Retirement Allowance and whose Supplemental Retirement Allowance is otherwise payable in a Single Sum Payment pursuant to Paragraph D(1) hereof may make application to the Administrator to receive an Optional Payment. The application may be filed prior to the date the Participant is eligible for an Early Retirement Allowance and shall specify the form of Optional Payment, the beneficiary and the date on which the Optional Payment is to commence to be made, which date shall be on or before the first day of the month coincident with or next preceding the Participant's Required Benefit Commencement Date, but in no event shall the Participant's Optional Payment commence to be paid prior to the later of the first day of the month following the first anniversary of the date of the filing of his application with the Administrator or the Participant's Benefit Commencement Date; provided, however, that in the event the Participant incurs a Change in Circumstance on or after the date of the filing of the application and prior to the date his Optional Payment commences to be paid, the Participant may file an application with the Administrator within ninety (90) days of the Change in Circumstance, but in no event later than the date his Optional Payment is to commence, to change the form of Optional Payment or to change the beneficiary who is designated to receive a benefit after the death of the Retired Participant in accordance with the Optional Payment method originally filed with the Administrator; provided, further, that any election to change the form of Optional Payment filed after the date of his retirement and prior to the date his Optional Payment is to commence may only change the form of Optional Payment to one of the forms specified in Article I(u)(1) or (2) hereof. In the case of a Participant who eighteen (18) months prior to attaining the age of sixty-five (65) years could be compulsorily retired by his Participating Company upon attaining the age of sixty-five (65) years pursuant to Section 12(c) of the Age Discrimination in Employment Act, any application to receive an Optional Payment must be filed with the Administrator more than one (1) year preceding the date the Participant attains the age of sixty-five (65) years. The Administrator shall notify the Management Committee of all applications for an Optional Payment. The Management Committee may grant or deny any such application in its sole and absolute discretion. Any such application shall be of no force and effect if (i) the Participant does not retire on a Full, Deferred or Early Retirement Allowance,
(ii) the Participant incurs a disability at any time before the date his Optional Payment commences to be paid which causes him to be eligible for benefits under the Philip Morris Long-Term Disability Plan, or (iii) the Participant is retired for ill health, disability or hardship under Article II, A(3)(a) of the PM Retirement Plan, provided that in the event the application is of no force and effect under clauses (ii) or (iii) hereof, payment of the Participant's Supplemental Retirement Allowance shall be made in a Single Sum Payment pursuant to Paragraph D (2)(a) hereof within sixty (60) days of the date of his retirement, but otherwise such application shall be irrevocable and effective on the Participant's retirement on a Full, Deferred or Early Retirement Allowance and the Participant's benefits shall commence on the date specified in the application; provided, however, that (A) if within the one (1) year period following the date of the filing of the application with the Administrator the Participant's service with any member of the Controlled Group is involuntarily terminated other than by reason of the Participant's death, disability or misconduct (as determined by the Management Committee), such Participant's Optional Payment shall commence to be paid on the Participant's Benefit Commencement Date, or (B) if within the one (1) year period following the date of the filing of the application with the Administrator the Participant voluntarily retires or his employment is terminated for misconduct (as determined by the Management Committee) by any member of the Controlled Group, the Optional Payment shall be reduced as specified in Subparagraph (6) hereof.

      (4) The Supplemental Survivor Allowance payable to the Spouse of a Deceased Participant pursuant to Paragraphs B(1)(a) or B(2) hereof or to the Spouse of a Deceased Retired Participant pursuant to Paragraphs B(3)(a) and B(4) above shall commence to be paid on the later of (a) the first day of the calendar month coincident with or next following the date the Deceased Participant or Deceased Retired Participant would have attained the age of fifty-five (55) years, or (b) the first day of the calendar month in which the Deceased Participant or Deceased Retired Participant died, provided that the Spouse may elect in accordance with the provisions of Article II, A(5)(c) or (f) of the PM Retirement Plan, as applicable to the Spouse, that the Supplemental Survivor Allowance shall commence on the first day of any month thereafter, but not later than the first day of the calendar month in which the Deceased Participant or Deceased Retired Participant would have attained his Normal Retirement Age and any such Supplemental Survivor Allowance shall terminate on the first day of the month in which the Spouse dies. The Supplemental Survivor Income Benefit Allowance payable to the Spouse of a Deceased Participant pursuant to Paragraph B(1)(b) above or to the Spouse of a Deceased Retired Participant pursuant to Paragraph B(3)(b) above shall commence and terminate simultaneously with the date on which a survivor income benefit allowance would have been payable to the Spouse pursuant to Article II, A(2)(b) or A(4), as applicable, of the Survivor Income Benefit Plan. The Supplemental Optional Payment Allowance payable to the beneficiary of a Deceased Retired Participant pursuant to Paragraph B(5) hereof or to the beneficiary of a Deceased Participant or Deceased Retired Participant pursuant to Paragraph B(6) above shall commence on the first day of the calendar month following the month in which the Deceased Participant or Deceased Retired Participant died.

      (5) (a) Notwithstanding the previous provisions of this Paragraph, the Committee may cause the distribution of the Supplemental Retirement Allowance or other benefit to any group of similarly situated Retired Participants, or Spouses or beneficiaries in a Single Sum Payment or as an Optional Payment.

            (b) Notwithstanding the preceding provisions of this Paragraph, the Administrator shall distribute a Participant's Supplemental Retirement Allowance in a Single Sum Payment if the Supplemental Retirement Allowance payable in equal monthly payments is not more than $250.

      (6) (a) The Supplemental Retirement Allowance payable to a Retired Participant pursuant to clause (B) of Subparagraph (3) hereof shall be further reduced by one percent (1%) for each month (or portion of a month) by which the month in which the Retired Participant's termination of employment precedes the first anniversary of the filing of the application with the Administrator.

            (b) The Supplemental Survivor Allowance of a Spouse of a Deceased Participant or Deceased Retired Participant commencing at an age other than the Deceased Participant's or Deceased Retired Participant's Normal Retirement Age shall be the Actuarial Equivalent of the Supplemental Retirement Allowance payable as a Joint and Survivor Supplemental Allowance at the Deceased Participant's or Deceased Retired Participant's Normal Retirement Age unless otherwise required by Article II, A(1) of the Plan. The Supplemental Optional Payment Allowance payable to the beneficiary of a Deceased Participant or Deceased Retired Participant commencing at an age other than the Deceased Participant's or Deceased Retired Participant's Normal Retirement Age shall be the Actuarial Equivalent of the Supplemental Retirement Allowance payable as a Supplemental Optional Payment Allowance at the Deceased Participant's or Deceased Retired Participant's Normal Retirement Age unless otherwise required by Article II, A(1) of the Plan.

E.    Cessation of accruals of Supplemental Retirement Allowance

      Any right or claim to any Supplemental Retirement Allowance or other benefit under the Plan which any Participant, Spouse or designated beneficiary may have shall terminate if the Committee shall find that such Participant has been guilty of fraud or dishonesty towards a Participating Company, or has willfully damaged the property of a Participating Company, or has wrongfully disclosed any secret process or imparted any confidential information, or has done any other act materially inimical to the interest of a Participating Company.

                                  ARTICLE III

                    SUPPLEMENTAL PROFIT-SHARING ALLOWANCES


      A Participant may be granted a Supplemental Profit-Sharing Allowance equal to the amount, if any, by which the sum of the Contribution which would have been made to the Profit-Sharing Plan and the amount which would have been credited to his account under the Benefit Equalization Plan had such Participant been eligible to participate in such plans for a plan year, exceeds the amount, if any, of employer contributions (excluding any contributions which the Participant has elected to have an employer make on his behalf pursuant to a cash or deferred arrangement) actually made or credited for the plan year on behalf of such Participant under a defined contribution plan qualified under
Section 401(a) of the Code, an excess benefit plan (as defined in ERISA) and a plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees maintained by any other member of the Controlled Group.

      Any amounts credited to a Participant's account pursuant to the provisions of this Article III shall be deemed to have been invested in Part C of the Fund under the Profit-Sharing Plan and shall be valued in accordance with the provisions of the Profit-Sharing Plan.

      A Retired Participant shall receive his Supplemental Profit-Sharing Allowance in a Single Sum Payment no later than sixty (60) days following the Participant's date of retirement or other termination of employment with the Controlled Group.

                                   ARTICLE IV

                     FUNDS FROM WHICH ALLOWANCES ARE PAYABLE


      An individual account shall be established for the benefit of each Participant (and Spouse or designated beneficiary) under the Plan. The Plan shall be unfunded. All benefits intended to be provided under the Plan shall be paid from time to time from the general assets the Participant's Participating Company and paid in accordance with the provisions of the Plan; provided, however, that the Participating Companies reserve the right to meet the obligations created under the Plan through one or more trusts or other arrangements. The contributions by each Participating Company on behalf of its Participants to the individual accounts established under the Plan, whether in trust or otherwise, shall be in an amount which such Participating Company and the Management Committee, with the advice of an actuary, determines to be sufficient to provide for the payment of the benefits under the Plan. No Participant, Spouse or designated beneficiary shall, unless the Plan expressly provides otherwise, have any right or claim whatsoever to any specific assets of a Participating Company or of any trust.

      Each Participating Company shall maintain such reserves on its books with respect to Participants who are employed by such Participating Company as determined by the actuary for the Plan.

                                   ARTICLE V

                 APPLICABILITY OF PROVISIONS OF PM RETIREMENT
                     PLAN AND SURVIVOR INCOME BENEFIT PLAN


      Except as expressly provided to the contrary, all of the provisions, conditions and requirements set forth in the PM Retirement Plan and where applicable, the Survivor Income Benefit Plan, with respect to eligibility for and payment of benefits thereunder shall be equally applicable to the granting of Supplemental Retirement Allowances and other benefits to Participants and Beneficiaries pursuant to this Plan and the payment thereof pursuant to the provisions of Article III hereof. Whenever a Participant's rights under this Plan are to be determined, appropriate reference shall be made to the PM Retirement Plan.

                                  ARTICLE VI

                                ADMINISTRATION


      The Committee, the Management Committee and the Administrator shall be responsible for the general administration of the Plan. The appropriate Fiduciary shall have full authority to determine all questions arising in connection with the Plan; provided, however, that any Fiduciary who makes a request for payment of a Supplemental Retirement Allowance in accordance with a form of distribution authorized under the Retirement Plan shall excuse himself from any and all deliberations and decisions in connection with such request. Decisions of the appropriate Fiduciary shall be conclusive and binding on all persons.

      The Fiduciaries may employ and rely on actuaries, legal counsel, accountants and agents as they deem advisable.

                                  ARTICLE VII

                        CERTAIN RIGHTS AND LIMITATIONS


A. No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void; nor shall any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled to such benefit. In the event that the Administrator shall find that any Participant, Retired Participant or Spouse or other beneficiary under the Plan has become bankrupt or that any attempt has been made to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge any of his benefits under the Plan, then such benefits shall cease and determine, and in that event, the Administrator shall hold or apply the same to or for the benefit of such Participant, Retired Participant, Spouse or other beneficiary or apply the same to or for the benefit of such Participant, Retired Participant, Spouse or other beneficiary, in such manner as the Administrator may deem proper.


B. Except as otherwise expressly provided in the Plan, Supplemental Retirement Allowances and other benefits shall be payable only if the Participant meets all of the requirements for benefits under the Plan.

                                 ARTICLE VIII

                     AMENDMENT AND TERMINATION OF THE PLAN


A. The Board may, by resolution, from time to time and at any time, amend or modify, in whole or in part, any and all of the provisions of the Plan; provided, however, that authority to amend the Plan is delegated to the following Fiduciaries where approval of the Plan amendment (or amendments) by the shareholders of Philip Morris Companies Inc. is not required: (1) to the Committee, if the amendment (or amendments) will not increase the annual cost of the Plan by $10,000,000, (2) to the Management Committee, if the amendment (or amendments) will not increase the annual cost of the Plan by $4,000,000, and (3) to the Administrator, if the amendment (or amendments) will not increase the annual cost of the Plan by $500,000; provided, further, that no such amendment or modification shall adversely affect the rights of any Participant, Retired Participant, Spouse or beneficiary to benefits accrued at the time such amendment or modification is adopted or becomes effective, whichever is later.


B. (1) The Board may terminate the Plan for any reason at any time, provided that such termination shall not adversely affect the rights of any Participant, Retired Participant, Spouse or beneficiary to benefits accrued to the date of termination.

      (2) In the event the Plan is terminated, each Participant, whether or not such Participant is eligible to receive benefits under this Plan, shall be immediately and fully vested in the benefits set forth in Article II accrued to the date of termination of the Plan. Payment of any such benefits shall be made or commence to be made at the time such Participant (or his Spouse or designated beneficiary) meets, under the terms of the Plan at the time of its termination, the requirement for payment of benefits under the Plan.


C. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control of the Company, each Participant shall immediately be fully vested in the benefits set forth in Article II which have accrued through the date of the Change of Control and, upon the Change of Control, each Participant (or his Spouse or designated beneficiary) shall be entitled to a Single Sum Payment in an amount which is the Actuarial Equivalent of such accrued benefits, which amount shall be paid within 30 days of the Change of Control.

                                   EXHIBIT A


              SUPPLEMENTAL MANAGEMENT EMPLOYEES' RETIREMENT PLAN
                        OF PHILIP MORRIS COMPANIES INC.
         ACTUARIAL ASSUMPTIONS USED TO CALCULATE A SINGLE SUM PAYMENT





      INTEREST RATE: Average of the interest rates established by the Pension Benefit Guaranty Corporation to value immediate annuities in the case of a plan termination for the 24 months preceding the Participant's date of retirement, less 1/2 of 1%.

      MORTALITY ASSUMPTION:         UP-1894 Unisex Mortality Table